SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2006

JACUZZI BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14557	22-3568449
(Commission File Number)	(IRS Employer Identification No.)

777 S. FLAGLER DRIVE, WEST
TOWER, SUITE 1100, WEST PALM
BEACH, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-3838

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Merger Agreement

     On October 11, 2006, Jacuzzi Brands, Inc., a Delaware corporation (the “Company”), Jupiter Acquisition, LLC, a Delaware limited liability company (“Parent”), and Jupiter Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. The Merger has been approved by the respective Boards of Directors of the Company and Merger Subsidiary, and the Board of Managers of Parent. Parent and Merger Subsidiary are affiliates of Apollo Management VI, L.P.

     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, $0.01 par value, of the Company will be converted into the right to receive $12.50 in cash, without interest (the “Merger Consideration”). The Merger will be a taxable transaction for U.S. federal tax purposes and therefore stockholders will not receive any portion of the Merger Consideration on a tax-free basis.

     At or immediately prior to the effective time of the Merger, each outstanding vested or unvested stock option of the Company will become vested and cancelled and converted into the right to receive, for each share that could be purchased on the exercise thereof, the excess of the Merger Consideration over the exercise price of such option, and each Restricted Stock Award (as such term is defined in the Merger Agreement) with respect to which shares of Company stock remain unvested or awarded but unissued will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration.

     Parent has obtained executed equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and related expenses. The debt financing will be provided by Credit Suisse, Bank of America and UBS.

     In connection with the Merger, the Company will commence a tender offer and consent solicitation to repurchase all of the Company’s outstanding 9.625% Senior Secured Notes due 2010 (the “Senior Notes”). Details with respect to the self tender offer and consent solicitation will be set forth in tender offer documents. The only relevant conditions to the debt financing commitments obtained by Parent are receipt of audited financial statements of the Company for its fiscal year ended September 30, 2006, receipt of exit consents from holders of a majority of the outstanding aggregate principal amount of the Senior Notes, and there not having occurred any Material Adverse Effect, as defined in the Merger Agreement.

     Consummation of the Merger is subject to receipt by Parent of the proceeds of the debt financing contemplated by the debt financing commitments and various other customary conditions, including, among others, (i) approval of the Merger by the Company’s stockholders, (ii) the absence of any material adverse effect with respect to the Company's business, (iii) the absence of any law or regulation that prohibits the consummation of the Merger, (iv) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (v) receipt of any government consents and completion of any government filings required to permit the Merger. Each party’s obligation to close is also subject to the accuracy of representations and warranties of and compliance with covenants by the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement. The parties expect to close the transaction in the first quarter of 2007.

     The Merger Agreement includes customary representations, warranties and covenants of the parties. The covenants of the Company include, subject to certain exceptions, covenants to (i) recommend that its stockholders vote for the approval and adoption of the Merger Agreement and the Merger, (ii) hold a stockholders’ meeting for the purpose of voting on the adoption of the Merger Agreement, (iii) not withdraw its recommendation, approve an alternative business combination transaction or proposal, or approve or enter into an agreement for an alternative business combination transaction, (iv) not solicit, encourage or facilitate alternative business combination transaction proposals and (v) not engage in discussions or negotiations concerning or disclose nonpublic information in connection with alternative business combination transactions or proposals.

     The Merger Agreement contains certain termination rights of the Company and Parent and further provides that the Company will be required to pay Parent a termination fee of $25 million (minus any of Parent’s expenses that are reimbursed by the Company) under certain specified circumstances.

     The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Cautionary Statement

     The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are generally not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the Company, Parent or Merger Subsidiary, or any of their respective affiliates.

Important Information for Investors and Stockholders

     The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Merger. Investors and stockholders of the Company are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed Merger. Investors and stockholders may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by the Company are available free of charge by directing a request to Jacuzzi Brands, Inc., Phillips Point – West Tower, 777 South Flagler Drive, Suite 1100, West Palm Beach, Florida, 33401, Attention: Diana E. Burton, Vice President, Investor Relations. The final proxy statement will be mailed to stockholders of the Company.

     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

     The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

Item 8.01. Other Events.

     On October 11, 2006, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of October 11, 2006 among Jacuzzi Brands, Inc., Jupiter Acquisition, LLC and Jupiter Merger Subsidiary, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release issued by Jacuzzi Brands, Inc. on October 11, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACUZZI BRANDS, INC.

Date: October 11, 2006	By:	/s/ Steven C. Barre

		Name:	Steven C. Barre
		Title:	Senior Vice President, General Counsel and Secretary